                          REGISTRATION RIGHTS AGREEMENT

                                 By and Between

                         LOOMIS, SAYLES & COMPANY, L.P.

                                       and

                            HVIDE MARINE INCORPORATED









                          Dated as of December 15, 1999

                                TABLE OF CONTENTS

         THIS TABLE OF CONTENTS IS NOT PART OF THE AGREEMENT TO WHICH IT IS ATTACHED BUT IS INSERTED FOR CONVENIENCE ONLY.


                                                                              Page
                                                                               No.
                                                                              ----
1.  REGISTRATIONS ..............................................................2
         (a) SHELF REGISTRATION ................................................2
         (b) REGISTRATION REQUESTS .............................................3
         (c) LIMITATIONS ON REQUESTED REGISTRATIONS ............................5
         (d)   REGISTRATION STATEMENT FORM .....................................5
         (e)   REGISTRATION EXPENSES ...........................................6
         (f)   PRIORITY IN CUTBACK REGISTRATIONS ...............................6
         (g)   PREEMPTION OF REQUESTED REGISTRATION ............................6


2.  PIGGYBACK REGISTRATIONS ....................................................6
         (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES ...........................6
         (b)   REGISTRATION EXPENSES ...........................................7
         (c)   PRIORITY IN CUTBACK REGISTRATIONS ...............................7

3.  REGISTRATION PROCEDURES ....................................................8

4.  UNDERWRITTEN OFFERINGS ....................................................12
         (a) UNDERWRITTEN REQUESTED OFFERINGS .................................12
         (b)   UNDERWRITTEN PIGGYBACK OFFERINGS ...............................13

5.  HOLDBACK AGREEMENTS .......................................................14
         (a)   BY THE HOLDERS OF REGISTRABLE SECURITIES .......................14
         (b) BY THE COMPANY AND OTHER SECURITYHOLDERS .........................14
         (c)   EXCEPTION ......................................................14

6.  INDEMNIFICATION ...........................................................15
         (a)   INDEMNIFICATION BY THE COMPANY .................................15
         (b)   INDEMNIFICATION BY THE HOLDERS .................................15
         (c)  NOTICES OF CLAIMS, ETC ..........................................16
         (d)   CONTRIBUTION ...................................................17
         (e)   OTHER INDEMNIFICATION ..........................................18
         (f)   INDEMNIFICATION PAYMENTS .......................................18




                                      -i-

7.  COVENANT RELATING TO RULE 144 .............................................18

8.  OTHER REGISTRATION RIGHTS .................................................18
         (a) NO EXISTING AGREEMENTS ...........................................18
         (b) FUTURE AGREEMENTS ................................................19
(c) BEST REGISTRATION RIGHTS. .................................................19

9.  DEFINITIONS ...............................................................19

10.  MISCELLANEOUS ............................................................24
         (a)   NOTICES ........................................................24
         (b) ENTIRE AGREEMENT .................................................25
         (c)   AMENDMENT ......................................................25
         (d) WAIVER ...........................................................25
         (e) CONSENTS AND WAIVERS BY HOLDERS OF REGISTRABLE SECURITIES ........25
         (f) NO THIRD PARTY BENEFICIARY .......................................26
         (g) SUCCESSORS AND ASSIGNS ...........................................26
         (h) HEADINGS .........................................................26
         (i)   INVALID PROVISIONS .............................................26
         (j) REMEDIES .........................................................26
         (k) GOVERNING LAW ....................................................27
         (l)  COUNTERPARTS ....................................................27



                            HVIDE MARINE INCORPORATED

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT dated as of December 15, 1999 is made and entered into by and between Hvide Marine Incorporated, a Delaware corporation (together with its predecessor and including its successors and assigns, the "COMPANY") and Loomis, Sayles & Company, L.P., a Delaware limited partnership, as an investment manager or advisor for certain discretionary accounts (including its successors and assigns, the "INVESTOR") that were holders or beneficial owners of the 8 3/8% Senior Notes due 2008 and the 6 1/2% Trust Convertible Preferred Securities, issued by the Company and a subsidiary of the Company, respectively, and that are (or are to be) holders or beneficial owners of the Common Stock (as defined below). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 9.

         WHEREAS, on September 8, 1999, the Company filed a voluntary petition for reorganization under Chapter 11 of title 11, 11 U.S.C. Sections 101 - 1330 (as amended, tHE "BANKRUPTCY CODE"), with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), commencing Chapter 11 Case No. 99-3024 (PJW) (the "BANKRUPTCY CASE");

         WHEREAS, on October 1, 1999, the Company filed that certain Plan of Reorganization (as amended and supplemented from time to time, the "PLAN") in the Bankruptcy Case;

         WHEREAS, the Bankruptcy Court confirmed the Plan pursuant to the order under section 1129 of the Bankruptcy Code, dated December 9, 1999 (the "CONFIRMATION ORDER");

         WHEREAS, pursuant to the Plan and the Confirmation Order, Investor will receive, among other things, approximately six million two hundred eighty seven thousand five hundred seventeen (6,287,517) shares of Common Stock (the "SHARES") and Class A Warrants (as defined in the Plan) to purchase approximately fifty seven thousand sixty five (57,065) additional shares of Common Stock in exchange for $189,680,000 in aggregate principal amount of 8 3/8% Senior Notes due 2008 and 1,050,000 6 1/2% Trust Convertible Preferred Securities on the Effective Date (as defined in the Plan) of the Plan;

         WHEREAS, in connection with the Plan, the Company will issue 12 1/2% Senior Secured Notes due 2007, Series A (the "SERIES A NOTES"), under an Indenture dated as of December 15, 1999 by and among the Company, the Guarantors and State Street Bank and Trust Company of Connecticut, N.A., as trustee (the "INDENTURE")

         WHEREAS, Investor will also acquire $27,777,000 in aggregate principal amount at maturity of Series A Notes of the Company along with warrants to purchase one hundred fifty six thousand seven hundred seventy seven (156,777) additional shares of Common Stock (which warrants, together with the Class A Warrants, are referred to herein as the "WARRANTS");

         WHEREAS, in order to induce Investor to support the Plan, and as a condition to the occurrence of the Effective Date of the Plan, the Plan requires that the Company enter into this Agreement with Investor on or prior to the Effective Date;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.  REGISTRATIONS.

                  (a)      SHELF REGISTRATION.

                           (i) The Company shall comply with all the provisions of SECTIONS 3(b) to 3(l) and shall use its best efforts to file as promptly as practicable (but in no event more than 60 days after the date hereof) with the Commission, and thereafter shall use its reasonable best efforts to cause to be declared effective within 120 days after the date hereof, an Equity Shelf Registration Statement, covering all of the Registrable Equity Securities, and relating to the offer and sale of the Registrable Equity Securities, by the holders of the Registrable Equity Securities from time to time in accordance with the methods of distribution set forth in the Equity Shelf Registration Statement (unless an Equity Shelf Registration Statement is then not legally permitted under the applicable rules of the Commission or otherwise, in which case the Company shall use its reasonable best efforts to cause a Requested Registration with respect to the Registrable Equity Securities to become effective).

                           (ii) The Company shall comply with all the provisions of SECTIONS 3(b) and 3(l) and shall use its best efforts to file as promptly as practicable (but in no event later than the earlier of 120 days after receiving written notice from the Investor that it has acquired or purchased any Registrable Debt Securities and the close of the Exchange Offer (as defined in the Indenture)), and thereafter shall use its reasonable best efforts to cause to be declared effective within 180 days after the date of receiving such notice, a Debt Shelf Registration Statement, covering all of the Registrable Debt Securities), and relating to the offer and sale of the Registrable Debt Securities, by holders of the Registrable Debt Securities from time to time in accordance with the methods of distribution set forth in the Debt Shelf Registration Statement (unless a Debt Shelf Registration Statement is then not legally permitted under the applicable rules of the Commission or otherwise, in which case the Company shall use its reasonable best efforts to cause a Requested Registration with respect to the Registrable Debt Securities to become effective). At the option of the Company and if permitted by the applicable rules of the Commission, the Debt Shelf Registration Statement may be filed as a post-effective amendment to the Equity Shelf Registration Statement and may include the Registrable Equity Securities, in which case the references in this Agreement to the Equity Shelf Registration Statement shall thereafter be deemed to refer, without duplication, to the Debt Shelf Registration Statement.

                           (iii) The Company shall use its best efforts to keep the applicable Shelf Registration Statement continuously effective in order to permit any prospectus forming part thereof to be used by the holders of the Registrable Securities covered thereby for a period ending on the earlier of (A) the period that will terminate when all the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant thereto and (B) the date on which such Registrable Securities become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act (in any such case, such period being called the "SHELF REGISTRATION EFFECTIVENESS PERIOD"). The Company shall be deemed not to have used its best efforts to keep the applicable Shelf Registration Statement effective during the Shelf Registration Effectiveness Period if it voluntarily takes any action that would result in the holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during the Shelf Registration Effectiveness Period, unless such action is required by applicable law.

                           (iv) Notwithstanding any other provisions hereof, the Company will use its best efforts to ensure that (A) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (B) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with information furnished in writing or confirmed in writing to the Company by or on behalf of the holder of such Registrable Securities specifically for use therein (the "INVESTOR'S INFORMATION")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Investor's Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (v) The Company will pay all Registration Expenses incurred in connection with the Equity Shelf Registration Statement and the Debt Shelf Registration Statement, if any.

                  (b)      REGISTRATION REQUESTS.

                           (i) If the Company has failed to cause the Equity Shelf Registration Statement to be declared effective within 120 days after the date hereof or, if prior to such 120th day the Company shall have effected a Public Offering, upon the written request of one or more Requesting Holders requesting that the Company effect the registration under the Securities Act of all or part of such Requesting Holders' Registrable Equity Securities and specifying the number of Registrable Equity Securities to be registered and the intended method of disposition thereof, the Company will promptly, and in no event more than five (5) Business Days after receipt of such request, give written notice (a "NOTICE OF

         REQUESTED REGISTRATION") of such request to all other holders of Registrable Equity Securities, and thereupon will use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Equity Securities which the Company has been so requested to register in writing within ten (10) Business Days after receiving the Notice of Requested Registration by such Requesting Holder or Holders, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Equity Securities so to be registered. If requested by the holders of a majority of the Registrable Equity Securities requested to be included in any Requested Registration, the method of disposition of Registrable Equity Securities and any other securities included in such registration shall be an underwritten offering effected in accordance with SECTION 4(a).

                           (ii) If the Company has failed to cause the Debt Shelf Registration Statement to be declared effective within 180 days after the date on which the Company receives written notice from the Investor that it has acquired or purchased Registrable Debt Securities, upon the written request of one or more Requesting Holders requesting that the Company effect the registration under the Securities Act of all or part of such Requesting Holders' Registrable Debt Securities and specifying the number of Registrable Debt Securities to be registered and the intended method of disposition thereof, the Company will promptly, and in no event more than five (5) Business Days after receipt of such request, give a Notice of Requested Registration of such request to all other holders of Registrable Debt Securities and thereupon will use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Debt Securities which the Company has been so requested to register in writing within ten (10) Business Days after receiving the Notice of Requested Registration by such Requesting Holder or Holders, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Debt Securities so to be registered.

                           (iii) Notwithstanding the foregoing, the Company may postpone taking action with respect to a Requested Registration for a reasonable period of time after receipt of the original request (not exceeding forty-five (45) days) if, in the good faith opinion of the Company's Board of Directors, effecting the registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company, PROVIDED that the Company shall not delay such action pursuant to this sentence more than once in any twelve (12) month period. Neither the Company nor any of its securityholders shall have the right to include any of the Company's securities (other than Registrable Securities) in a registration statement to be filed as part of a Requested Registration unless (i) such securities are of the same class or series as the Registrable Securities covered by such registration statement, (ii) the holders of a majority of the Registrable Securities covered by such registration statement consent to such inclusion in writing and (iii) if such Requested Registration is an underwritten offering, the Company or such securityholders, as applicable, agree in writing to sell, subject to PARAGRAPH (f), their securities on the same terms and conditions as apply to the Registrable Securities being sold. If any securityholders of the Company (other than the holders of Registrable Securities in such capacity) register securities of the Company in a Requested Registration in accordance with this Section, such holders shall pay the fees and expenses of their counsel and their PRO RATA share, on the basis of the respective amounts of the securities included in such registration on behalf of each such holder, of the Registration Expenses if the Registration Expenses for such registration are not paid by the Company for any reason.

                  (c) LIMITATIONS ON REQUESTED REGISTRATIONS. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a request for a Requested Registration if:

                      (i) the Registrable Equity Securities requested by Requesting Holders to be so registered do not constitute at least ten percent (10%) of the total Registrable Equity Securities;

                      (ii) the Registrable Debt Securities requested by Requesting Holders to be so registered do not constitute at least ten percent (10%) in aggregate principal amount of the total Registrable Debt Securities;

                      (iii) such request is received from any Requesting Holder with respect to Registrable Securities that may immediately be sold by such Requesting Holder under Rule 144 during any ninety (90) day period; or

                      (iv) such request is received by the Company less than one hundred eighty (180) days following the effective date of any previous registration statement relating to such Registrable Securities filed in connection with a Requested Registration, regardless of whether any holder of the Registrable Securities covered thereby exercised its rights under this Agreement with respect to such registration, unless such previous registration constituted a Cutback Registration in which the number of Registrable Securities actually included in such registration was not at least eighty-five percent (85%) of the number of Registrable Securities requested to be included in such registration.

                  (d) REGISTRATION STATEMENT FORM. A Shelf Registration Statement and any Requested Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall be reasonably acceptable to the holders of a majority of the Registrable Equity Securities or Registrable Debt Securities (or, if such registration involves an underwritten Public Offering, the Managing Underwriter), as the case may be, to which such registration relates, and shall permit the disposition of such Registrable

Securities in accordance with the intended method or methods specified in their request for such registration.

                  (e) REGISTRATION EXPENSES. The Company will pay all Registration Expenses incurred in connection with any Requested Registration.

                  (f) PRIORITY IN CUTBACK REGISTRATIONS. If a Requested Registration becomes a Cutback Registration, the Company will include in any such registration, to the extent of the number which the Managing Underwriter advises the Company can be sold in such offering, (i) FIRST, Registrable Securities requested to be included in such registration by the Requesting Holders, PRO RATA on the basis of the number of Registrable Securities requested to be included by such holders, (ii) SECOND, other Registrable Securities requested to be included in such registration by the other Requesting Holders (if any), PRO RATA on the basis of the number of Registrable Securities requested to be included by such holders, and (iii) THIRD other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in such Requested Registration. If the Requesting Holders are unable to register at least eighty-five percent (85%) of the Registrable Securities which they have requested to be registered, then such registration shall not count as a Requested Registration for purposes of this Section 1, and the Requesting Holders will be entitled to request the registration of their Registrable Securities on an additional occasion.

                  (g) PREEMPTION OF REQUESTED REGISTRATION. Notwithstanding anything to the contrary contained herein, at any time within thirty (30) days after receiving a written request for a Requested Registration of Registrable Equity Securities, the Company may elect to effect an underwritten primary registration in lieu of the Requested Registration if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company or if the Managing Underwriter, if any, for the Requested Registration advises the Company in writing that in its opinion, in order to sell the Registrable Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to all holders of Registrable Equity Securities of its intention to effect such a registration and shall afford the holders of the Registrable Equity Securities rights contained in SECTION 2 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Requested Registration, the requests for a Requested Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be an Effective Registration.

                  2.  PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. Notwithstanding any limitation contained in SECTION 1, if the Company at any time proposes after the date hereof to effect a Piggyback Registration, including in accordance with
SECTION 1(g), it will each such time give prompt written notice (a "NOTICE OF PIGGYBACK REGISTRATION"), at least thirty (30) days prior to the anticipated filing date, to all holders of Registrable Equity Securities of its intention to do so and of such holders' rights under this SECTION 2, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such holder made within twenty (20) days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Equity Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Agreement, include in the registration statement relating to such Piggyback Registration all Registrable Equity Securities which the Company has been so requested to register, all to the extent requisite to permit the disposition of such Registrable Equity Securities in accordance with the intended method of disposition set forth in the Notice of Piggyback Registration. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Equity Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Equity Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of any Requesting Holder entitled to do so to request that such registration be effected as a Requested Registration under SECTION 1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Equity Securities for the same period as the delay in registering such other securities. No registration effected under this
SECTION 2 shall relieve the Company of its obligations to effect a Requested Registration under SECTION 1.

                  (b) REGISTRATION EXPENSES. The Company will pay all Registration Expenses incurred in connection with each Piggyback Registration.

                  (c) PRIORITY IN CUTBACK REGISTRATIONS. If a Piggyback Registration becomes a Cutback Registration, the Company will include in such registration, to the extent of the amount or kind of securities which the Managing Underwriter advises the Company can be sold in such offering without adversely affecting the success of such offering:

                  (i) if such registration as initially proposed by the Company was solely a primary registration of its securities, (x) FIRST, the securities proposed by the Company to be sold for its own account, (y) SECOND, any Registrable Equity Securities requested to be included in such registration by Requesting Holders, PRO RATA on the basis of the number of Registrable Equity Securities requested to be included by such holders, and (z) THIRD, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders; and

                  (ii) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than holders of Registrable Equity Securities in their capacities as such, pursuant to demand registration rights, (x) FIRST, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, (y) SECOND, any Registrable Equity Securities requested to be included in such registration by Requesting Holders, PRO RATA on the basis of the number of Registrable Equity Securities requested to be included by such holders, and (z) THIRD, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities;

and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

                  3. REGISTRATION PROCEDURES. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to SECTION 1 or SECTION 2, the Company will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible:

                  (a) use its best efforts to prepare and file with the Commission, not later than thirty (30) days after the Company's receipt of the request therefor from the Requesting Holders (or as soon thereafter as possible) the requisite registration statement to effect such registration and use its reasonable best efforts to cause such registration statement to become effective, PROVIDED that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to the Requesting Holders of the Registrable Equity Securities or the Registrable Debt Securities, as the case may be, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

                  (b) use its best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until (i) the Effectiveness Period or (ii) the Shelf Registration Effectiveness Period has ended;

                  (c) promptly notify each Requesting Holder and the underwriter or underwriters, if any:

                           (i) when such registration statement or any
                  prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                           (ii) of any written comments from the Commission with
                  respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                           (iii) of the notification to the Company by the
                  Commission of the issuance of any stop order suspending the effectiveness of such registration statement or the initiation of any proceeding with respect to the issuance by the Commission of any such stop order; and

                           (iv) of the receipt by the Company of any
                  notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                  (d) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

                  (e) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this PARAGRAPH (e) be obligated to be so qualified,
         (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

                  (f) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

                  (g) furnish to each Requesting Holder a signed counterpart, addressed to such holder (and the underwriters, if any), of

                           (i) an opinion of counsel for the Company, dated the
                  effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder, and

                           (ii) a "comfort" letter, dated the effective date of
                  such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such holder (or the underwriters, if any) may reasonably request;

                  (h) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (j) make available for inspection by any Requesting Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement in or omission from the registration statement,
         (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (k) provide a transfer agent and a registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (l) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange or included in any automatic quotation system on which the Common Stock is then listed or quoted, and, in any event, obtain and maintain a ticker symbol for the Common Stock; and

                  (m) use its reasonable best efforts to cause any Requested Registration to be declared effective under the Securities Act as soon as practicable (taking into account the legal requirements for registration from time to time) but in any event no later than one hundred twenty (120) days following the Company's receipt of the request therefor from the Requesting Holders, and to use its best efforts to keep the Requested Registration continuously effective under the Securities Act during the Effectiveness Period.

                  (n) issue, upon the request of any Requesting Holder of Registrable Debt Securities, exchange notes having an aggregate principal amount equal to the aggregate principal amount of the Registrable Debt Securities surrendered to the Company by such Requesting Holder in exchange therefor; such exchange notes to be identical in all material respects to the Registrable Debt Securities being surrendered except that they shall contain no restrictive legend thereon and the resale thereof shall be registered under the Securities

         Act; in return, the Registrable Debt Securities being exchanged by such Requesting Holder shall be surrendered to the Company for cancellation.

                  (o) provide a CUSIP number for all Registrable Securities not later than the effective date of the applicable Shelf Registration Statement or Requested Registration and, in the case of Registrable Debt Securities, provide the trustee under the applicable indenture with printed certificates for the Registrable Debt Securities which are in a form eligible for deposit with The Depository Trust Company.

                  The Company may require each holder of Registrable Securities as to which any registration is being effected to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in PARAGRAPH (h), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by PARAGRAPH (h) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to PARAGRAPH (h) and to and including the date when each holder of any Registrable Securities covered by such registration statement shall receive the copies of the supplemented or amended prospectus contemplated by PARAGRAPH (h).

                  4.  UNDERWRITTEN OFFERINGS.

                  (a) UNDERWRITTEN REQUESTED OFFERINGS. In the case of any underwritten Public Offering being effected pursuant to any Shelf Registration Statement or a Requested Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected by the Company with the consent of the holders of a majority of the Registrable Equity Securities to be included in such underwritten offering or a majority in principal amount of the Registrable Debt Securities to be included in such underwritten offering, as the case may be, which consent shall not be unreasonably withheld. The Company shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in
SECTION 6. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. Subject to the preceding sentence, no Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the amount of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the amount of Registrable Securities being registered by such remaining Requesting Holder bears to the total amount of Registrable Securities being registered by all such remaining Requesting Holders.

                  (b) UNDERWRITTEN PIGGYBACK OFFERINGS. If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of SECTION 2(c), use its reasonable best efforts, if requested by any holder of Registrable Equity Securities, to arrange for such underwriters to include the Registrable Equity Securities to be offered and sold by Requesting Holders among the securities to be distributed by such underwriters, and such holders shall be obligated to sell their Registrable Equity Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration. The holders of Registrable Equity Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriter or underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Equity Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. Subject to the preceding sentence, no Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Equity Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Equity Securities being registered to the extent of the Registrable Equity Securities so withdrawn in the proportion which the number of Registrable Equity Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Equity Securities being registered by all such remaining Requesting Holders.

                  5.  HOLDBACK AGREEMENTS.

                  (a) BY THE HOLDERS OF REGISTRABLE SECURITIES. If and to the extent requested by the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees, to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule 144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to and the ninety (90) days after the effective date of any registration statement filed by the Company in connection with a primary offering of Common Stock on behalf of the Company (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not such holder participates in such registration.

                  (b) BY THE COMPANY AND OTHER SECURITYHOLDERS. Other than with respect to a Shelf Registration Statement, the Company agrees (x) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to and the ninety (90) days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Requested Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto, and (y) to cause each holder of its equity securities, or of any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a Public Offering), to agree, to the extent permitted by law, not to effect any such public sale or distribution of such securities (including a sale under Rule 144), during such period, except as part of such underwritten registration, in each case without the written consent of the Investor and unless the Managing Underwriter otherwise agrees.

                   (c) EXCEPTION. The foregoing provisions shall not apply to any holder of securities of the Company to the extent such holder is prohibited by applicable law from agreeing to withhold from sale or to the extent such holder is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term "fiduciary", a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the shares proposed to be sold are subject to the Employee Retirement Income Security Act, the Investment Company Act of

1940 or the Investment Advisers Act of 1940 or if such shares are held in a separate account under applicable insurance law or regulation.

                  6.  INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company shall, to the full extent permitted by law, indemnify and hold harmless each holder of Registrable Securities included in any registration statement filed in connection with a Shelf Registration Statement, a Requested Registration or a Piggyback Registration, its directors and officers, and each other Person, if any, who controls any such holder within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "LOSSES"), to which such holder or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such holder and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending against any such Loss (or action or proceeding in respect thereof); PROVIDED that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished or confirmed in writing to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof or (y) such holder's failure to send or give a copy of the final prospectus (including any supplements thereto) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus (including any supplements thereto). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such holder. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to holders of Registrable Securities.

                  (b) INDEMNIFICATION BY THE HOLDERS. Each holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with a Shelf Registration Statement, a Requested Registration or a Piggyback Registration, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished or confirmed in writing to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligation to provide indemnification pursuant to this SECTION 6(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such registration statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this SECTION 6(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such holder. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

                  (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding PARAGRAPH (a) OR (b) of this
SECTION 6, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this SECTION 6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; PROVIDED that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and PROVIDED FURTHER that the Indemnified Party (or

Indemnified Parties) shall have the right to employ one counsel to represent it (or them, collectively) if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it (or them) to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for each Indemnified Party having a conflict of interest. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an Indemnified Party or any person who controls an Indemnified Party shall have requested an Indemnifying Party to reimburse an Indemnified Party or such control person for reasonable fees and expenses actually incurred by counsel for which such Indemnified Party or person is entitled to be so reimbursed pursuant to this Agreement, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party or such control person in accordance with such request prior to the date of such settlement; PROVIDED, HOWEVER, that the Indemnifying Party shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement and shall have reimbursed all amounts not so contested.

                  (d) CONTRIBUTION. If the indemnity and reimbursement obligation provided for in any paragraph of this SECTION 6 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

                  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                  (e) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this SECTION 6 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this SECTION 6 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (f) INDEMNIFICATION PAYMENTS. The indemnification required by this SECTION 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

                  7. COVENANT RELATING TO RULE 144. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will file reports in compliance with the Exchange Act, will comply in all material respects with the rules and regulations of the Commission applicable in connection with the use of Rule 144 and will take such other actions and furnish the holder of any Registrable Securities with such other information as such holder may reasonably request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the holder of any Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

                  8.  OTHER REGISTRATION RIGHTS.

                  (a) NO EXISTING AGREEMENTS. The Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company (other than this Agreement, the Registration Rights Agreement dated as of the date hereof by and among the Company, the Guarantors named therein and the Purchasers named therein relating to the Series A Notes and the Common Stock Registration Rights Agreement dated as of the date hereof by and among the Company and the Purchasers named therein) pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

                  (b) FUTURE AGREEMENTS. The Company shall not hereafter agree with the holder of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction unless such agreement specifically provides that (i) such holder may not participate in any Shelf Registration Statement unless as otherwise agreed by the Company with the consent of the Investor, which consent shall not be unreasonably withheld; (ii) such holder may not participate in any Requested Registration except as provided in SECTION 1(b);
(iii) such holder may not participate in any Piggyback Registration except as provided in SECTION 2; and (iv) such securities may not be publicly offered or sold for the period specified in SECTION 5(b)(y) under the circumstances described in such Section.

                  (c) BEST REGISTRATION RIGHTS. If the Company grants to any Person other than a holder of Registrable Securities (an "OTHER HOLDER") with respect to any debt security or equity security, as the case may be, issued by the Company registration rights that provide for terms that, taken as a whole, are more favorable to the Other Holder than the terms granted to the holders of the Registrable Equity Securities or Registrable Debt Securities, if any (or if the Company amends or waives any provision of any agreement providing registration rights to an Other Holder or takes any other action whatsoever to provide for terms with respect to registration rights that in either case results in the terms with respect to registration rights of an Other Holder, taken as a whole, being materially more favorable to such Other Holder than the terms provided to the holders of Registrable Securities), then the Company shall promptly so notify the holders of Registrable Securities in writing. If the holders of a majority of the Registrable Equity Securities shall notify the Company not later than 30 days after their receipt of such notice from the Company that such holders elect to amend this Agreement as hereinafter provided, this Agreement shall as promptly as practicable thereafter be amended to conform the provisions of this Agreement relating to the Registrable Equity Securities as closely as practicable to the registration rights of such Other Holder. If the holders of a majority of the Registrable Debt Securities, if any, shall notify the Company not later than 30 days after their receipt of such notice from the Company that such holders elect to amend this Agreement as hereinafter provided, this Agreement shall as promptly as practicable thereafter be amended to conform the provisions of this Agreement relating to the Registrable Debt Securities as closely as practicable to the registration rights of such Other Holder.

                  9.  DEFINITIONS.

                  (a) Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

                  "AGREEMENT" means this Registration Rights Agreement, as the same shall be amended from time to time.

                  "BANKRUPTCY CASE" has the meaning ascribed to it in the preamble.

                  "BANKRUPTCY CODE" has the meaning ascribed to it in the preamble.

                  "BANKRUPTCY COURT" has the meaning ascribed to it in the preamble.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

                  "COMMISSION" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

                  "COMMON STOCK" means shares of Common Stock, par value $0.01 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  "COMPANY" has the meaning ascribed to it in the preamble.

                  "CONFIRMATION ORDER" has the meaning ascribed to it in the preamble.

                  "CUTBACK REGISTRATION" means any Requested Registration or Piggyback Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Requesting Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

                  "DEBT SHELF REGISTRATION STATEMENT" means a registration statement of the Company in compliance with the provisions of SECTION 1(a)(ii) of this Agreement which registers the continuous offer and sale of all of the Registrable Debt Securities and, at the option of the Company, any Registrable Equity Securities, on an appropriate form under Rule 415 under the Securities Act or any similar or successor rule that may be adopted by the Commission, and all amendments to such registration statement, including post-effective amendments, in each case including any prospectus contained therein and any supplement to any such prospectus, all exhibits thereto and all information incorporated by reference therein.

                  "EFFECTIVE DATE" has the meaning ascribed to it in the Plan.

                  "EFFECTIVENESS PERIOD" means the period that begins on the date on which a Requested Registration becomes effective and extends through the date on which all the Registered Securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the Requesting Holders set forth in such registration statement.

                  "EFFECTIVE REGISTRATION" means, subject to the last sentence of SECTION 1(g), any Shelf Registration Statement or a Requested Registration which (a) has been declared or ordered effective in accordance with the rules of the Commission, (b) has been kept effective for the period of time contemplated by SECTION 3(b) and (c) has resulted in the Registrable Securities requested to be included in such registration actually being sold (except by reason of some act or omission on the part of the Requesting Holders); PROVIDED that a Cutback Registration in which the number of Registrable Securities actually included in such registration is not at least eighty-five percent (85%) of the number of Registrable Securities requested to be included in such registration shall not be an Effective Registration for purposes of this Agreement.

                  "EQUITY SHELF REGISTRATION STATEMENT" means a registration statement of the Company in compliance with the provisions of SECTION 1(a)(i) of this Agreement which registers the continuous offer and sale of all of the Registrable Equity Securities on an appropriate form under Rule 415 under the Securities Act or any similar or successor rule that may be adopted by the Commission, and all amendments to such registration statement, including post-effective amendments, in each case including any prospectus contained therein and any supplement to any such prospectus, all exhibits thereto and all information incorporated by reference therein.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FORM S-4" means Form S-4 promulgated by the Commission under the Securities Act, or any successor or similar registration statement.

                  "FORM S-8" means Form S-8 promulgated by the Commission under the Securities Act, or any successor or similar registration statement.

                  "INDEMNIFIED PARTY" means a party entitled to indemnity in accordance with SECTION 6.

                  "INDEMNIFYING PARTY" means a party obligated to provide indemnity in accordance with SECTION 6.

                  "INSPECTORS" has the meaning ascribed to it in SECTION 3(j).

                  "INVESTOR" has the meaning ascribed to it in the preamble.

                  "LOSSES" has the meaning ascribed to it in SECTION 6(a).

                  "MANAGING UNDERWRITER" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NOTICE OF PIGGYBACK REGISTRATION" has the meaning ascribed to it in SECTION 2(a).

                  "NOTICE OF REQUESTED REGISTRATION" has the meaning ascribed to it in SECTION 1(b).

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

                  "PIGGYBACK REGISTRATION" means any registration of equity securities of the Company under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities), including a registration by the Company under the circumstances described in SECTION 1(g).

                  "PLAN" has the meaning ascribed to it in the preamble.

                  "PUBLIC OFFERING" means any offering of Common Stock or preferred stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

                  "RECORDS" has the meaning ascribed to it in SECTION 3(j).

                  "REGISTRABLE DEBT SECURITIES" means the Series A Notes, any additional debt securities issued under the Indenture, and any debt securities of the Company or any of its subsidiaries that may be purchased or acquired after the date of this Agreement by the Investor or its affiliates and are subject to restrictions on transfer under the Securities Act or any other applicable securities laws, including without limitation volume restrictions pursuant to Rule 144 under the Securities Act. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

                  "REGISTRABLE EQUITY SECURITIES" means (i) the Shares, (ii) the Warrants, (iii) the shares of Common Stock for which such Warrants are exercisable pursuant to their terms, and (iv) any additional shares of Common Stock issued or distributed by way of a dividend, stock split, conversion, or other distribution in respect of the Shares, or acquired by way of any rights offering or similar offering made in respect of the Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

                  "REGISTRABLE SECURITIES" means the Registrable Equity Securities and the Registrable Debt Securities, if any.

                  "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in any Shelf Registration Statement, a Requested Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees (including Nasdaq fees, if applicable), all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel and single firm of accountants retained by the holders of a majority of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or holders of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof, PROVIDED that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

                  "REQUESTING HOLDERS" means, with respect to any Requested Registration or Piggyback Registration, the holders of Registrable Equity Securities requesting to have Registrable Equity Securities included in such registration in accordance with this Agreement or the holders of Registrable Debt Securities requesting to have Registrable Debt Securities included in such registration in accordance with this Agreement.

                  "REQUESTED REGISTRATION" means any registration of Registrable Securities under the Securities Act effected in accordance with SECTION 1(b).

                  "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SERIES A NOTES" has the meaning ascribed to it in the preamble.

                  "SHARES" has the meaning ascribed to it in the preamble.

                  "SHELF REGISTRATION EFFECTIVENESS PERIOD" has the meaning ascribed to it in SECTION 1(a).

                  "SHELF REGISTRATION STATEMENT" means the Equity Shelf Registration Statement or the Debt Shelf Registration Statement, as applicable, in each case including all amendments to such registration statement (including post-effective amendments), any prospectus contained therein and any supplement to any such prospectus, all exhibits thereto and all information incorporated by reference therein.

                  "WARRANTS" has the meaning ascribed to it in the preamble.

                  (b) Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                  10.  MISCELLANEOUS.

                  (a) NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                           If to Investor, to:

                           Loomis, Sayles & Company L.P.
                           One Financial Center
                           Boston, MA  02111
                           Facsimile No.:  (617) 261-7688
                           Attn:    Frederick A. Vyn
                                    Thomas H. Day

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, NY  10005
                           Facsimile No.:  (212) 530-5219
                           Attn:    Luc A. Despins, Esq.
                                    Dennis F. Dunne, Esq.

                           If to the Company, to:

                           Hvide Marine Incorporated
                           2200 Eller Drive
                           P.O. Box 13038
                           Ft. Lauderdale, Florida  33316
                           Attn:  General Counsel
                           Telephone No.:  (954) 524-2400, ext. 801
                           Facsimile No.:  (954) 527-1772

With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  (b) ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  (c) AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and Persons owning fifty-one percent (51%) or more of the Registrable Equity Securities and, for so long as the Registrable Debt Securities, if any, are subject to restrictions on transfer under the Securities Act or any other applicable securities laws, Persons owning fifty-one percent (51%) in aggregate principal amount or more of the Registrable Debt Securities.

                  (d) WAIVER. Subject to PARAGRAPH (e) of this Section, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

                  (e) CONSENTS AND WAIVERS BY HOLDERS OF REGISTRABLE SECURITIES. Any consent of the holders of Registrable Equity Securities or Registrable Debt Securities, as the case may be, pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Persons owning more than fifty percent (50%) of the Registrable Equity Securities or more than fifty percent (50%) in aggregate principal amount of the Registrable Debt Securities, as the case may be, and any such consent or waiver so given or taken will be binding on all the holders of such Registrable Equity Securities or Registrable Debt Securities, respectively.

                  (f) NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other holder of Registrable Securities, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under SECTION 6.

                  (g) SUCCESSORS AND ASSIGNS. This Agreement is binding upon, inures to the benefit of and is enforceable by the Company and the Investor (or the investor or investors for which the Investor is acting as fiduciary or agent, as the case may be) and their respective successors and assigns, including all subsequent holders of the Registrable Securities; PROVIDED, HOWEVER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof, the Securities Act or any securities or blue sky laws of any jurisdiction.

                  (h) HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  (i) INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  (j) REMEDIES. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

                  Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

                  (k) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (l) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                   LOOMIS, SAYLES & COMPANY L.P.

                                   By: Loomis, Sayles & Company, Incorporated,
                                         its General Partner

                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


                                   HVIDE MARINE INCORPORATED


                                   By:
                                      --------------------------
                                      Name:
                                      Title: